SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): October 14, 2008


                            Marine Exploration, Inc.
                      ------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

                                    Colorado
                                  ------------
                 (State or Other Jurisdiction of Incorporation)

       000- 1019654                                     91 - 1890338
       ------------                                     ------------
(Commission file number)                       (IRS employer identification no.)


             535 Sixteenth Street, Suite 820, Denver, Colorado 80202
            ---------------------------------------------------------
          (Address of Principal Executive Offices, Including Zip Code)


                                (303) 459 - 2485
                                -----------------
              (Registrant's Telephone Number, Including Area Code)


                                 Not Applicable
                               -------------------
          (Former Name or Former Address, if Changed Since Last Report)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
     CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))




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ITEM 8.01 - OTHER EVENTS

Technology Partners, LLC., a shareholder of Marine Exploration, Inc., sued certain Defendants due to their checks bouncing, which checks were tendered in payment for share purchases of Marine Exploration, Inc. When the checks were dishonored, Sellers sued to stop the resale of the shares, which shares had already begun being sold in the markets.

At a Motion for Preliminary Injunction hearing held on 10/14/2008, the Federal District Court in Denver, Colorado issued a preliminary injunction, at the request of Technology Partners, LLC., Plaintiff, against Defendants Golden Key LLC; Wonderland Capital Corp.; Jumbohawk Drilling LLC; Next Level Consulting; Eric Cusimano; Mercantile Ascendency, Inc.; Pershing LLC; Fagenson & Co.; Legent Clearing, LLC; and any persons acting with or in concert with them from further trading in their shares of Marine Exploration, Inc. until further order of the court. The Plaintiffs are required to post a $10,000 bond.




                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            MARINE EXPLORATION, INC.


                                            By: /s/ Miguel Thomas Gonzalez
                                                --------------------------
                                                Miguel Thomas Gonzalez
                                                Chief Executive Officer

Dated:  October 16, 2008




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